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                                                                 EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

Forever Enterprises, Inc.:

We consent to the incorporation by reference in Forever Enterprises, Inc.'s Registration Statement on Form S-8 (No. 333-69267) of our report dated April 16, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements) included in the annual report on Form 10-K of Forever Enterprises, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP
St. Louis, Missouri
April 16, 2001